EXHIBIT 10.1

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

Borrower:	Global Defense & National Security Systems, Inc.
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia

Lender:	Global Defense & National Security Holdings LLC

Principal Amount:	$1,343,790.00

1.	FOR VALUE RECEIVED, Global Defense & National Security Systems, Inc. (the “Company”) promises to pay to Global Defense & National Security Holdings LLC (the “Lender”), at such address as may be provided in writing to the Company, the principal sum of One Million Three Hundred Forty-Three Thousand Seven Hundred Ninety Dollars ($1,343,790.00) USD, on a non-interest bearing basis.

2.	This convertible promissory note (the “Note”) will be repaid in full on the earlier of (1) July 24, 2015, or (2) immediately following the consummation of the Company’s initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation) (the “Business Combination Trigger”).

3.	Notwithstanding the foregoing, at the election of the Lender, upon the Business Combination Trigger, the outstanding principal amount of this Note (the “Conversion Amount”) shall be converted into the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The number of shares of Common Stock issued upon such conversion shall be equal to the Conversion Amount divided by the Conversion Price. “Conversion Price” means the greater of $10.00 per share and the Market Price. “Market Price” means the average closing price of the Common Stock for thirty (30) trading days prior to the conversion of the Common Stock on the Nasdaq Capital Market, or if the Common Stock is not then traded thereon, the primary stock market on which the Common Stock is then traded.

4.	If the Company at any time after the date of issuance of this Note subdivides (by any split, share dividend, recapitalization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such action will be proportionately reduced. If the Company at any time after the date of issuance of this Note combines (by combination, reverse stock split, recapitalization or otherwise) its Common Stock into a lesser number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 4 shall become effective at the close of business on the date the applicable action becomes effective. All calculations under this Section shall be made by the Company, acting in good faith.

5.	Any conversion pursuant to this Note shall be deemed to have been effected as of the close of business on the date on which this Note is surrendered to the Company. At such time as such conversion has been effected, the rights of Lender under this Note, to the extent of such conversion, shall cease, and Lender shall thereafter be deemed to have become the holder of record of the shares of Common Stock issued upon such conversion.

6.	As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Lender a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion.

7.	No fractional shares shall be issued upon conversion of this Note. In lieu thereof, the number of shares to be issued to Lender shall be rounded to the nearest whole share.

8.	Lender has read the final prospectus of the Company dated October 24, 2013 (File No. 333-191195) (the “Prospectus”) and understands that the Company has established a trust fund (the “Trust Fund”) containing the proceeds of the Company’s initial public offering (the “IPO”) initially in the amount of at least Seventy-Two Million Seven Hundred Ninety-Five Thousand Dollars ($72,795,000) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO) and that the Company may disburse monies from the Trust Fund, including any proceeds therefrom, only as provided in the Prospectus. Lender agrees that, notwithstanding any provisions contained in this Note, Lender does not now have, and shall not at any time prior to the closing of a Business Combination, have, any claim to, or make any claim against, the Trust Fund or any asset contained therein, as a result of, in connection with or relating in any way to, this Note, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. The Lender (for itself and on behalf of its affiliates and direct and indirect subsidiaries and stockholders, and its and their respective successors and assigns, and any person or entity claiming by or through the Lender) hereby irrevocably waives any and all rights, titles, interests and claims of any kind that the Lender may have, now or in the future (in each case, however, prior to the consummation of a Business Combination) as a result of, in connection with or relating in any way to, this Note, and shall not take any action or suit, make any claim or demand or seek recovery of any liability or recourse against, the Trust Fund for any reason whatsoever in respect thereof. The Lender agrees and acknowledges that such irrevocable waiver is material to this Note and specifically relied upon by the Company to induce it to enter into this Note. The Lender further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent that Lender commences any action or proceeding based upon, as a result of, in connection with or relating in any way to, this Note, which proceeding seeks, in whole or in part, monetary relief against the Company, Lender hereby acknowledges and agrees that its sole remedy prior to the consummation of a Business Combination shall be against the Company’s funds held outside of the Trust Fund and that such claim shall not permit Lender (or any party claiming on Lender’s behalf or in lieu of Lender) to have any claim against the Trust Fund or any amounts contained therein.

9.	No part of this Note may be paid prior to maturity without written consent of the Lender.

10.	This Note will be construed in accordance with and governed by the laws of the State of Delaware.

11.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

10.	Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender.

11.	All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by the Lender in enforcing this Note as a result of any default by the Company, will be added to the principal then outstanding and will immediately be paid by the Company.

12.	This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Company and the Lender. The Company waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF, the Company has duly affixed its signature by a duly authorized officer under seal on this 12th day of May, 2015.

SIGNED, SEALED, AND DELIVERED

this 12th day of May, 2015

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	Dale R. Davis
	Name:	Dale R. Davis
	Title:	Chief Executive Officer